Exhibit 99.2

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday, April 23, 2008

Tompkins Financial Corporation
Declares Cash Dividend

ITHACA, NY – Tompkins Financial Corporation (TMP – American Stock Exchange)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.32 per share, payable on May 15, 2008, to common shareholders of record on May 5, 2008.

Tompkins Financial Corporation is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.